Exhibit 10.30
                              CONSULTING AGREEMENT

     THIS AGREEMENT, dated as of May 1, 1997, by and between Omega Orthodontics, Inc., a Delaware corporation (the "Company"), and Leonard, Mulherin & Greene, P.C., a Massachusetts professional corporation (the "Consultant").

     WHEREAS, the Company desires to retain Consultant for the period and upon and subject to the terms herein provided; and

     WHEREAS, the Consultant is willing to agree to be retained by the Company upon and subject to the terms herein provided;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. RETENTION OF CONSULTANT. The Company hereby retains the Consultant to provide services as an accounting and financial consultant and advisor in connection with the operation of the Company's business, such services to be provided primarily through Edward M. Mulherin, a certified public accountant and principal stockholder of the Consultant ("Mr. Mulherin").

     2. TERM OF AGREEMENT. The term of this Agreement shall be for a period of three (3) years commencing on May 1, 1997 and expiring at midnight on April 30, 2000, unless terminated prior to that date as provided in Section 7 of this Agreement. Commencing on May 1, 2000 and on each May 1 thereafter, the term of this Agreement shall be automatically extended for an additional year, unless either party gives notice of termination as provided in Subsection 7(c) of this Agreement.

     3. CONSULTING DUTIES. During the term of this Agreement and any extension, the Consultant shall render accounting and financial consulting services to the Company and shall make Mr. Mulherin available at all time reasonably requested by the Company to serve as the Company's Chief Financial Officer. The parties understand and agree that Mr. Mulherin may, from time to time, utilize the services of one or more other accountants and employees of the Consultant in performing services hereunder.

      4. INDEPENDENT CONTRACTOR. The Consultant is retained by the Company only for the purpose and to the extent herein set forth, and the Consultant's relationship to the Company shall, during the period of the Consultant's services hereunder, be that of an independent contractor. Accordingly, the Consultant shall be responsible for the payment of all federal, state and local income taxes, social security taxes, self-employment taxes, sales taxes, unemployment insurance taxes and similar taxes attributable to the fees paid by the Company to the Consultant pursuant to this Agreement. The Consultant shall not participate in the Company's employee benefit plans and programs and the Consultant's compensation shall be governed exclusively by the terms of this Agreement. Neither party to this Agreement and none of their respective agents, employees, representatives, or independent contractors (other than Mr. Mulherin who shall be and be considered to be an officer of the Company, but not an employee) shall (i) be considered an agent, employee or representative of the other party for any purpose whatsoever; (ii) have any authority to make any agreement or commitment for the other party or to incur liability or obligation in the other party's name or on its behalf; or
(iii) represent to third parties that any of them has any right so to bind the other party hereto.

     5. FRINGE BENEFITS. The Consultant shall not be entitled to, and shall have no claim under this Agreement or otherwise against the Company for, any so-called fringe benefits, including but not limited to: paid vacation; health insurance; life insurance; long-term disability insurance; participation in a profit sharing or pension plan; paid sick leave; or family leave.

        6. COMPENSATION. In consideration of the consulting services to be performed by the Consultant as set forth herein, the Company shall pay the Consultant a fee of $5,000 per month; provided, however, that beginning the later of (a) November 1, 1997 or (b) the first month after the Company has completed affiliations with an aggregate of fifteen orthodontic practices, the Company shall pay the Consultant a fee of $10,000 per month in that month and thereafter through the remainder of the term of this Agreement. All such fees shall be payable monthly in arrears. In addition, the Company shall grant to the Consultant, upon the execution of this Agreement, a non-qualified stock option under the Company's Incentive Stock Plan to acquire 150,000 shares of the Company's Common Stock, par value $.01 per share, at an exercise price equal to the initial public offering price for the Company's Common Stock. Such option shall vest in equal installments on each of the first three anniversaries of the date of execution of this Agreement.

     7. TERMINATION.

     (a) The Company may terminate this Agreement immediately upon the occurrence of any of the following: (i) the failure of the Company to complete, on or before June 30, 1997, an initial public offering of its common stock with aggregate gross proceeds of not less than $10,000,000 ; (ii) Mr. Mulherin's death; (iii) the Company determines that the Consultant has furnished deceptive or fraudulent information to the Company; or (iv) the Consultant engages in criminal, unprofessional, unethical or fraudulent conduct and the Consultant is found guilty of such conduct by any entity or governmental agency of competent jurisdiction.

     (b) Either party may terminate this Agreement upon breach by the other of any material term in this Agreement, which breach has not been cured to the reasonable satisfaction of the non-breaching party within thirty (30) days after notice of such breach.

     (c) Either party may terminate this Agreement at the end of the initial term or any extension of this Agreement by giving the other party ninety (90) days prior written notice of such termination.


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


     (d) Upon termination of this Agreement, the Consultant shall be entitled to receive such compensation, if any, accrued under the terms of this Agreement, but unpaid, as of the date of said termination.

     8. INDEMNIFICATION. The Consultant shall be entitled to indemnification from the Company hereunder in accordance with the terms and conditions set forth on Exhibit A hereto, which is incorporated herein by this reference.

     9. CONFIDENTIALITY. The Consultant shall not, either during the period of his consultancy with the Company or thereafter, reveal or disclose to any person outside the Company or use to his own benefit, any proprietary and confidential marketing technique or cost method, or any affiliated orthodontist or orthodontic entity list of the Company or any patient list thereof or any proprietary and confidential mailing or supplier list, whether or not made, developed and/or conceived by the Consultant or by others in the employ of the Company. Upon the termination of the Consultant's consultancy in any manner or for any reason, the Consultant shall promptly surrender to the Company all copies of any of the foregoing, together with any other documents, materials, data, information and equipment belonging to or relating to the Company's business and in his possession, custody or control, and the Consultant shall not thereafter retain or deliver to any other person, any of the foregoing or any summary or memorandum thereof.

     10. REPRESENTATIONS. The Consultant hereby represents and warrants that this Agreement constitutes his valid and binding obligation enforceable in accordance with its terms and that the execution, delivery and performance of this Agreement does not violate any agreement, arrangement or restriction of any kind to which the Consultant is a party or by which he is bound.

     11. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service or telecopier (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows or to such other address as may hereafter be designated in writing by the respective parties hereto:

        If to the Consultant:

               Leonard, Mulherin & Greene, P.C.
               63 Chatham Street
               Boston, MA  02109
               Telephone:  (617) 248-6500
               Facsimile:  (617) 248-6501

        If to the Company:

               Omega Orthodontics, Inc.
               3621 Silver Spur Lane
               Acton, California 93510
               Telephone:  (805) 269-2841
               Facsimile:  (805) 269-2854

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


Such notice, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

     12. ENTIRE AGREEMENT. This Agreement contains the entire agreement concerning the arrangement between the parties and shall, as of the effective date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.

      13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity.

     14. ASSIGNMENT. The Consultant may not assign any of his rights or obligations hereunder without the prior written consent of the Company.

     15. MODIFICATION. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such wavier or modification is in writing, duly executed as aforesaid.

     16. WAIVER. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     17. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or warrants were not contained herein.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     19. GOVERNING LAW. It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant


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


to the laws of the State of Delaware without regard to the jurisdiction in which any action or special proceeding may be instituted.

     20. ATTORNEYS' FEES. In the event that it becomes necessary for any party hereto to employ an attorney to enforce any provision of this Agreement, obtain injunctive relief or collect damages on account of a breach of this Agreement by any other party hereto, the non-prevailing party shall pay to the prevailing party reasonable attorneys' fees, and such expenses, court costs and other disbursements as the prevailing party may have expended in such proceedings, including appeals, upon demand, after settlement or upon the issuance of a final, non-appealable judgment.

     21. HEADINGS. The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.


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


     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.


                                            OMEGA ORTHODONTICS, INC.


                                            By: /s/ Robert J. Schulhof
                                                --------------------------
                                                Robert J. Schulhof, President


                                            LEONARD, MULHERIN & GREENE, P.C.


                                            BY:  /s/ Edward M. Mulherin
                                                --------------------------


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


                                    EXHIBIT A


     Section 1. Definitions. For purposes of this Exhibit A, the following terms shall have the meanings indicated:

     "Court" means the Court of Chancery of the State of Delaware, the court in which the Proceeding in respect of which indemnification is sought by the Consultant shall have been brought or is pending, or another court having subject matter jurisdiction and personal jurisdiction over the parties.

     "Disinterested" describes any individual, whether or not that individual is a director, officer, employee or agent of the corporation who is not and was not and is not threatened to be made a party to the Proceeding in respect of which indemnification, advancement of expenses or other action, is sought by the Consultant.

     "Expenses" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

     "Good Faith" shall mean the Consultant having acted in good faith and in a manner the Consultant reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe the Consultant's conduct was unlawful.

     "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the corporation or the Consultant in an action to determine the Consultant's rights under this Exhibit A.

     "Proceeding" includes any actual, threatened or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Consultant, but including one initiated by the Consultant for the purpose of enforcing the Consultant's rights under this Exhibit A to the extent provided in Section 15 of this Exhibit A. "Proceeding" shall not include any counterclaim brought by the Consultant other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

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

     Section 2. Right to Indemnification in General. The corporation shall indemnify, and advance Expenses to the Consultant when the Consultant is, was or is threatened to be made a party or is otherwise involved in any Proceeding, as provided in this Exhibit A and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

     The indemnification provisions in this Exhibit A shall be deemed to be a contract between the corporation and the Consultant at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of the Consultant.

     Section 3. Proceedings Other Than Proceedings by or in the Right of the Corporation. The Consultant shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of providing consulting services to the corporation, the Consultant is, or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the corporation. The Consultant shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by or on behalf of the Consultant in connection with such Proceeding or any claim, issue or matter therein, if the Consultant acted in Good Faith.

     Section 4. Proceedings by or in the Right of the Corporation. The Consultant shall be entitled to the rights of indemnification provided in this
Section 4 if, by reason of providing consulting services to the corporation, the Consultant is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the corporation to procure a judgment in its favor. The Consultant shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such or on behalf of the Consultant in connection with such Proceeding or any claim, issue or matter therein, if the Consultant acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which the Consultant shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

      Section 5. Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Exhibit A, to the extent that the Consultant is, by reason of providing consulting services to the corporation, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, the Consultant shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by or on behalf of the Consultant in connection therewith. If the Consultant is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify the Consultant to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by or on behalf of the Consultant in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Exhibit A, to the extent that the Consultant is, by reason of providing consulting services to the corporation, a witness in any Proceeding, the Consultant shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Consultant in connection therewith.

     Section 7. Advancement of Expenses. Notwithstanding any provision to the contrary in this Exhibit A, the corporation shall advance all reasonable Expenses which, by reason of the Consultant providing consulting services to the corporation, were incurred by or on behalf of the Consultant in connection with any Proceeding, within twenty (20) days after the receipt by the corporation of a statement or statements from the Consultant requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Consultant and shall include or be preceded or accompanied by an undertaking by or on behalf of the Consultant to repay any Expenses if the Consultant shall be adjudged to be not entitled to be indemnified against such Expenses. Any advance and undertakings to repay made pursuant to this Section 7 shall be unsecured and interest-free. Advancement of Expenses pursuant to this Section 7 shall not require approval of the board of directors or the stockholders of the corporation, or of any other person or body. The secretary of the corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the advance and of the undertaking to make repayment provided pursuant to this Section 7.

     Section 8. Notification and Defense of Claim. Promptly after receipt by the Consultant of notice of the commencement of any Proceeding, the Consultant shall, if a claim is to be made against the corporation under this Exhibit A, notify the corporation of the commencement of the Proceeding. The omission of such notice will not relieve the corporation from any liability which it may have to the Consultant otherwise than under this Exhibit A. With respect to any such Proceedings of which the Consultant has provided notice to the corporation:

     (a) The corporation will be entitled to participate in the defense at its own expense.

     (b) Except as otherwise provided below, the corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Consultant. After notice from the corporation to the Consultant of its election to assume the defense of a suit, the corporation will not be liable to the Consultant under this Exhibit A for any legal or other expenses subsequently incurred by the Consultant in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below.


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


     The Consultant shall have the right to employ its own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense shall be at the expense of the Consultant except as follows. The fees and expenses of counsel shall be at the expense of the corporation if (i) the employment of counsel by the Consultant has been authorized by the corporation, (ii) the Consultant shall have concluded reasonably that there may be a conflict of interest between the corporation and the Consultant in the conduct of the defense of such action and such conclusion is confirmed in writing by the corporation's outside counsel regularly employed by it in connection with corporate matters, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding. The corporation shall be entitled to participate in, but shall not be entitled to assume the defense of, any Proceeding brought by or in the right of the corporation or as to which the Consultant shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the corporation's said outside counsel.

     (c) Notwithstanding any provision of this Exhibit A to the contrary, the corporation shall not be liable to indemnify the Consultant under this Exhibit A for any amounts paid in settlement of any Proceeding effected without its written consent. The corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Consultant for any purpose without the Consultant's written consent. Neither the corporation nor the Consultant will unreasonably withhold their consent to any proposed settlement.

     (d) If it is determined that the Consultant is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Consultant of the additional amounts for which the Consultant is to be indemnified shall be made within ten (l0) days after such determination.

     Section 9. Procedures.

     (a) Method of Determination. A determination (as provided for by this Exhibit A or if required by applicable law in the specific case) with respect to the Consultant's entitlement to indemnification shall be made either (a) by the board of directors by a majority vote of a quorum consisting of Disinterested directors, or (b) in the event that a quorum of the board of directors consisting of Disinterested directors is not obtainable or, even if obtainable, such quorum of Disinterested directors so directs, by Independent Counsel in a written determination to the board of directors, a copy of which shall be delivered to the Consultant seeking indemnification, or (c) by the vote of the holders of a majority of the corporation's capital stock outstanding at the time entitled to vote thereon.

     (b) Initiating Request. The Consultant seeking indemnification under this Exhibit A shall submit a Request for Indemnification, including such documentation and information as is reasonably available to the Consultant and is reasonably necessary to determine whether and to what extent the Consultant is entitled to indemnification.


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


     (c) Presumptions. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Consultant is entitled to indemnification under this Exhibit A.

     (d) Burden of Proof. The person or entity opposing the Consultant's claim for indemnification shall have the burden of proof to overcome the presumption described by Section 9(c) above in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     (e) Effect of Other Proceedings. The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement of conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Exhibit A) of itself adversely affect the right of the Consultant to indemnification or create a presumption that the Consultant did not act in Good Faith.

     Section 10. Action by the Corporation. Any action, payment, advance determination other than a determination made pursuant to Section 9, authorization, requirement, grant of indemnification or other action taken by the corporation pursuant to this Exhibit A shall be effected exclusively through any Disinterested person so authorized by the board of directors of the corporation, including the president or any vice president of the corporation.

     Section 11. Exclusivity. The rights to indemnification and to receive advancement of Expenses as provided by this Exhibit A shall be and be deemed to be the sole rights to which the Consultant shall be entitled for indemnification and advancement of Expenses for providing consulting services to the corporation. No amendment, alteration, rescission or replacement of this Exhibit A or any provision hereof shall be effective as to the Consultant with respect to any action taken or omitted by the Consultant in providing consulting services to the corporation or with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or to the extent based in part upon any such state of facts existing prior to such amendment, alteration, rescission or replacement.

     Section l2. Insurance. The corporation may maintain, at its expense, an insurance policy or policies to protect itself and the Consultant against liability arising out of this Exhibit A or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Delaware General Corporation Law.

     Section l3. No Duplicative Payment. The corporation shall not be liable under this Exhibit A to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Consultant has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     Section 14. Expenses of Adjudication. In the event that the Consultant seeks a judicial adjudication, or an award in arbitration, to enforce the Consultant's rights under, or to recover damages for breach of, this Exhibit A, the Consultant shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all expenses (of the types described in the definition of Expenses in Section 1 actually and reasonably incurred by the


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


Consultant in seeking such adjudication or arbitration, but only if the Consultant prevails therein. If it shall be determined in such adjudication or arbitration that the Consultant is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by the Consultant in connection with such adjudication or arbitration shall be appropriately prorated.

     Section 15. Severability. If any provision or provisions of this Exhibit A shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

     (a) the validity, legality and enforceability of the remaining provisions of this Exhibit A (including without limitation, each portion of any Section of this Exhibit A containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

     (b) to the fullest extent possible, the provisions of this Exhibit A (including, without limitation, each portion of any Section of this Exhibit A containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid.


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